EXHIBIT 1.1

WELLS REAL ESTATE INVESTMENT TRUST, INC.

Dividend Reinvestment Plan

DEALER MANAGER AGREEMENT

April 5, 2004

Wells Investment Securities, Inc.

Suite 250

6200 The Corners Parkway

Atlanta, Georgia 30092

Ladies and Gentlemen:

Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), is registering for offer and sale a maximum of 100,000,000 shares of its common stock, $.01 par value per share (the “DRP Shares”) to be issued and sold through the Company’s dividend reinvestment plan (the “DRP”) for a purchase price equal to the higher of $9.55 per share or 95% of the estimated share value as determined by the Company’s board of directors. Terms not defined herein shall have the same meaning as in the Prospectus (as defined herein). In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:

1. Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a DRP Selling Agreement in the form attached to this Agreement as Exhibit “A” (said dealers being hereinafter referred to as the “Dealers”) that:

1.1 A registration statement on Form S-3 (as may be subsequently amended, the “Registration Statement”) with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, covering the DRP Shares. Said Registration Statement, which includes a prospectus dated April 5, 2004 relating to the DRP Shares (as may be subsequently amended, the “Prospectus”), was filed with the SEC on April 5, 2004. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager.

1.2 The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.4 The Company intends to use the funds received from the issuance of the DRP Shares as set forth in the Prospectus.

1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance by the Company of the DRP Shares, except such as may be required under the Securities Act or applicable state securities laws.

1.6 There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.8 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.9 At the time of the issuance of the DRP Shares, the DRP Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2. Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1 It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the DRP Shares of: (a) the Prospectus and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the DRP Shares for offer and sale or to qualify for an exemption for such offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective in the states in which registration is required; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3. Obligations and Compensation of Dealer Manager

3.1 The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of offering up to a maximum of 100,000,000 DRP Shares. The Dealer Manager hereby accepts such agency and distributorship. The Dealer Manager represents to the Company that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

3.2 Commencing with DRP shares to be issued by the Company in connection with the 2004 third quarter distribution to be paid in September 2004, the Dealer Manager and the Dealers shall offer the DRP Shares to current stockholders who elect or have previously elected to participate in the DRP (the “Participants”) in jurisdictions in which the DRP Shares are registered or qualified for sale, qualify for an applicable exemption from registration or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the DRP Shares upon request of the Company at any time and will resume offering the DRP Shares upon subsequent request of the Company.

3.3 Except as may be otherwise provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of 5% of the proceeds raised pursuant to the DRP.

The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

3.4 The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4. Indemnification

4.1 The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any blue sky filing or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the DRP Shares for sale or qualifying for an exemption for the sale of the DRP Shares under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Filing”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Filing a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Dealer or Dealer Manager, its officers and each such controlling person, for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Filing or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.

4.2 The Dealer Manager will indemnify and hold harmless the Company and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Filing, or (b) the omission to state in the

Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Filing a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) an untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Filing or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the DRP Shares by the Dealer Manager, or (e) any material violation of this Agreement. The Dealer Manager will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

4.3 Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their directors, and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Filing, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Filing a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) an untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Filing or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the DRP Shares by the Dealer, or (e) any material violation of this Agreement. The Dealer will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer may otherwise have.

4.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) issuance of any DRP Shares, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5. Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the issuance of any DRP Shares.

6. Applicable Law

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Georgia; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

7. Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8. Successors and Amendment

8.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of and be binding upon the Dealers executing DRP Selling Agreements with the Dealer Manager.

8.2 This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

9. Term

Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice.

10. DRP Reports

Within 90 days after the end of each fiscal year, the Company will send each Participant an individualized report summarizing his/her investment including the purchase date(s), amount invested and the number of shares owned, as well as the dates and amounts of dividend distributions paid or invested in additional shares on the Participant’s behalf during the prior fiscal year. In addition, the Company will provide each Participant with an individualized quarterly report at the time of each dividend payment showing the number of shares owned prior to the current dividend, the amount of the current dividend and the number of shares owned after the current dividend.

11. Suitability of Investors

In its agreements with Dealers, the Dealer Manager will require that the Dealers notify the Company in writing if a Dealer determines that any Participant ceases to meet the suitability standards or other financial qualifications set forth in the prospectus delivered to investors upon their initial purchase of shares of the Company.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:

Leo F. Wells, III President

Accepted and agreed as of the date first above written.

WELLS INVESTMENT SECURITIES, INC.

By:

Phil Taylor President

EXHIBIT “A”

WELLS REAL ESTATE INVESTMENT TRUST, INC.

Dividend Reinvestment Plan

DRP SELLING AGREEMENT

Ladies and Gentlemen:

Wells Investment Securities, Inc., as the dealer manager (“Dealer Manager”) for Wells Real Estate Investment Trust, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“DRP Shares”) of the Company pursuant to the Company’s dividend reinvestment plan (the “DRP”) subject to the following terms:

I. Dealer Manager Agreement

The Dealer Manager and the Company have entered into that certain Dealer Manager Agreement dated April 5, 2004, in the form attached hereto as Exhibit “A.” By your acceptance of this Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including specifically the provisions of such Dealer Manager Agreement (Section 4.3) wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. Dealers participating in the distribution of the DRP Shares must be members of the National Association of Securities Dealers, Inc. (“NASD”).

Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the prospectus filed with the SEC on April 5, 2004 (the “Prospectus”) and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).

II. Pricing

DRP Shares shall be offered to existing stockholders of the Company who elect or have elected to participate in the DRP (the “Participants”) at the offering price equal to the higher of $9.55 per share or 95% of the estimated share value as determined by our board of directors.

III. Dealers’ Commissions

Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Dealer Manager will reallow selling commissions to Dealers which have Participants in the DRP and which have executed this DRP Selling Agreement in the amount of 5% of offering proceeds raised pursuant to the DRP. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission for the issuance of DRP Shares, that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

IV. Payment

Payments of selling commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to Dealer within 30 days of the date of each dividend payment date with respect to which DRP Shares are issued to Participants.

V. Prospectus and Supplemental Information

Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the DRP Shares except as set forth in the Prospectus and supplemental information. The Company or the Dealer Manager will supply copies of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, to Participants on or prior to the first dividend payment date applicable to the DRP Shares and upon receipt of an enrollment form for future Participants. Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of shares to members of the public. Dealer further agrees that it will not use in connection with the offer of DRP Shares any materials or writings which have not been previously approved by the Dealer Manager. On becoming a Dealer, and in offering DRP Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934.

VI. License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell shares under Federal and state securities laws and regulations and in all states where it offers or sells shares, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager and Dealer hereby agree to abide by the Rules of Fair Practice of the NASD and to comply with Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules.

VII. Anti-Money Laundering Compliance Programs

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with applicable law, including NASD Rule 3011, SEC Rules and Section 352 of the Money Laundering Abatement Act, which among other things, are reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of shares of the Company.

VIII. Changes in Suitability

If Dealer determines that any Participant ceases to meet the suitability standards or other financial qualifications set forth in the prospectus delivered to investors upon their initial purchase of shares of the Company, Dealer agrees to notify the Company in writing.

IX. Termination

Dealer will suspend or terminate participation in the offering of DRP Shares upon the request of the Company or the Dealer Manager at any time and will resume its participating in the offering of DRP Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon accepting commissions from the issuance of DRP Shares after receipt of such notice.

X. Privacy Laws

Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999, (ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

XI. Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092, and to Dealer when mailed to the address specified by Dealer herein.

XII. Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Georgia and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

[Signatures on next page]

THE DEALER MANAGER:

WELLS INVESTMENT SECURITIES, INC.

Attest:

By:	By:

Name:	Phil Taylor

Title:	President

We have read the foregoing DRP Selling Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Dealer:

Name:

Type of entity:

(to be completed by Dealer) (corporation, partnership or proprietorship)

Organized in the State of:

(to be completed by Dealer) (State)

Licensed as broker-dealer in the following

States:

(to be completed by Dealer)

Tax I.D. #:

2.	Person to receive notice pursuant to Section IX.

Name:

Company:

Address:

City, State and Zip Code:

Telephone No.:	( )

Telefax No.:	( )

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:

Signature
Title: